EXHIBIT (11.1)----STATEMENT RE:  COMPUTATION OF DILUTED EARNINGS PER SHARE

Diluted earnings per share computations assume the exercise of stock purchase warrants and options to purchase shares of common stock. The shares assumed exercised are based on the weighted average number of warrants and options outstanding during the period and only include those warrants and options for which the exercise price is less than the average share price during the period. The net additional shares issuable are calculated based on the treasury stock method and are added to the weighted average number of shares outstanding during the period.


DILUTED EARNINGS PER SHARE FOR THE PERIOD ENDED SEPTEMBER 30, 2001      Three Months    Nine Months
------------------------------------------------------------------       ----------      ----------
Actual net income (A)                                                   $ 2,001,586     $ 7,525,622
                                                                         ==========      ==========

Assumed exercise of stock options and warrants                              109,000         113,623
Application of assumed proceeds ($1,013,375 and $727,987)
  toward repurchase of outstanding common stock at an average
  market price of $10.442 and $9.226, respectively.                         (97,048)        (78,906)
                                                                         ----------      ----------
Net additional shares issuable                                               11,952          34,717
                                                                         ==========      ==========

Adjustment of shares outstanding:
  Weighted average common shares outstanding                              8,525,334       8,524,546
  Net additional shares issuable                                             11,952          34,717
                                                                         ----------      ----------
  Adjusted shares outstanding (B)                                         8,537,286       8,559,263
                                                                         ==========      ==========
Net income per common share (A) divided by (B)                          $      0.23     $      0.88
                                                                         ==========      ==========


DILUTED EARNINGS PER SHARE FOR THE PERIOD ENDED SEPTEMBER 30, 2000      Three Months    Nine Months
------------------------------------------------------------------       ----------      ----------
Actual net income (A)                                                   $ 1,343,638     $ 6,291,711
                                                                         ==========      ==========

Assumed exercise of stock options and warrants                              201,648         214,834
Application of assumed proceeds ($1,334,703 and $1,410,923)
  toward repurchase of outstanding common stock at an average
  market price of $9.420 and $9.633, respectively.                         (141,688)       (146,468)
                                                                         ----------      ----------
Net additional shares issuable                                               59,960          68,366
                                                                         ==========      ==========

Adjustment of shares outstanding:
  Weighted average common shares outstanding                              8,465,309       8,449,861
  Net additional shares issuable                                             59,960          68,366
                                                                         ----------      ----------
  Adjusted shares outstanding (B)                                         8,525,269       8,518,227
                                                                         ==========      ==========
Net income per common share (A) divided by (B)                          $      0.16     $      0.74
                                                                         ==========      ==========